UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2025
____________________________
Cumulus Media Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware		001-38108	82-5134717
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer Identification No.)

780 Johnson Ferry Road NE, Suite 500	Atlanta	GA	30342
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code		(404)	949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	CMLS	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 8.01. Other Events.

Stockholder Rights Agreement Expiration

On February 26, 2025, the Company announced that its limited-duration stockholder rights plan (“Rights Plan”) expired in accordance with its terms and the Company’s Board of Directors (the “Board”) determined not to renew, extend or replace the Rights Plan.
The Rights Plan was represented by the Stockholder Rights Agreement, dated as of February 21, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, and provided for an expiration date of February 20, 2025. As a result of the Board’s determination, the Rights Plan is no longer outstanding and is not exercisable.

Compensation Committee Appointment
On February 26, 2025, the Board appointed Steven M. Galbraith to serve as both a member and Chairman of the Compensation Committee of the Board, effective February 26, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumulus Media Inc.

		By:	/s/ Francisco J. Lopez-Balboa
Name: Francisco J. Lopez-Balboa
Title: Executive Vice President, Chief Financial Officer
Date:	February 26, 2025